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CONSENT OF INDEPENDENT AUDITORS                                     EXHIBIT 23.1

The Board of Directors Pixar:

We consent to the incorporation by reference in the registration statements (Nos. 333-71706, 333-99838, 333-62047 and 333-30686) on Form S-8 of Pixar, of
our reports dated February 2, 2004, with respect to the balance sheets of Pixar as of December 28, 2002 and January 3, 2004, and the related statements of income, shareholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended January 3, 2004, and the related financial statement schedule, which reports appear in the January 3, 2004 annual report on Form 10-K of Pixar.


                                              /s/ KPMG LLP

San Francisco, California
March 18, 2004